UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 I.C. 15 (d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): July 1, 2005

HYDRON TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

New York	0-6333	13-1574215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 2201 West Sample Road, Building 9, Suite 7B,
Pompano Beach, FL 33073
(Address of principal executive offices)

(654) 861-6400
(Registrant’s telephone number, including area code)

Copy to:
Robert C. Brighton, Jr., Esq.
Ruden McClosky Smith Schuster & Russell, P.A.
200 East Broward Boulevard
Fort Lauderdale, FL 33301
Phone: (954) 527-2473
Fax: (954) 333-4073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement;
Item 2.01 Completion of Acquisition or Disposition of Assets;
Item 3.02 Unregistered Sales of Equity Securities; and
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 1, 2005, Hydron Technologies, Inc., a New York corporation (the “Company”), acquired all of the outstanding capital stock of Clinical Results, Inc., a Delaware corporation (“CRI”), from its two stock holders in consideration of the issuance of an aggregate of Two Million (2,000,000) shares of common stock, $.01 par value per share, of the Company (“Share”). The Shares were not registered under the Securities Act of 1933, as amended (“Act”), in reliance on the exemption from registration under the Act provided by Rule 506 (of Regulation D) and Section 4(2) of the Act. In connection with the transaction the Company elected David Pollock a director and Chief Operating Officer and Richard Douglas Reitz Executive Vice President of the Company.

A press release issued by the Company with respect to the acquisition of CRI is attached to this Report.

Item 9.01 Financial Statements And Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits

Please see the Exhibit Index following the Signature Page for the Exhibits included with this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDRON TECHNOLOGIES, INC.

Date: July 8, 2005	By:	/s/ TERRENCE McGRATH

Terrence McGrath Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Purchase and Sale Agreement by and among Clinical Results, Inc., David Pollock and Richard Douglas Reitz and Hydron Technologies, Inc., dated July 1, 2005
10.2	Employment Agreement for David Pollock
10.3	Employment Agreement for Richard Douglas Reitz
99	Press Release dated July 6, 2005